UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 27, 2006, Korn/Ferry International (the “Company”) granted restricted stock awards to certain officers and directors of the Company under the Company’s Performance Award Plan pursuant to forms of Restricted Stock Award Agreement previously approved by the Compensation Committee of the Board of Directors of the Company on June 5, 2006. Twenty-five percent of the shares granted pursuant to the Restricted Stock Award Agreements vest on each anniversary of the grant date, and any shares of restricted stock that have not vested pursuant to such schedule are subject to forfeiture upon the date of termination of the grantee’s continued service with the Company for any reason.

The forms of Restricted Stock Award Agreements for (i) employees and (ii) non-employee directors described above are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Form of Restricted Stock Award Agreement to Employees under the Performance Award Plan

Exhibit 10.2	Form of Restricted Stock Award Agreement to Non-Employee Directors under the Performance Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: June 29, 2006		/s/ Gary D. Burnison
(Signature)
	Name:	Gary D. Burnison
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement to Employees under the Performance Award Plan.

10.2	Form of Restricted Stock Award Agreement to Non-Employee Directors under the Performance Award Plan